SCHEDULE 14A
               Information Required in Proxy Statement
                        SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934

Filed by the Registrant:               [X]
Filed by a Party other than the Registrant:    [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For use of the Commission Only (as permitted by Rule
    14a-6 (e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
    240.14a-12

                  SHELTER COMPONENTS CORPORATION
         (Name of Registrant As Specified In Its Charter)



                  SHELTER COMPONENTS CORPORATION
                       2831 Dexter Drive
                     Elkhart, Indiana  46514
       ___________________________________________________
          NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held May 22, 1997
       ___________________________________________________

To the Shareholders of SHELTER COMPONENTS CORPORATION:

Notice is hereby given that the 1997 Annual Meeting of the Shareholders of Shelter Components Corporation will be held at The Varsity Clubs of America Hotel, 3800 North Main Street, Mishawaka, Indiana on Thursday, May 22, 1997 at 9:00 a.m. local time, for the following purposes:

1. To elect a class of three Class A directors to serve for a term of three years;

2. To approve an amendment to the Corporation's Articles of Incorporation, to increase the number of authorized shares of Common Stock from 10,000,000 to 25,000,000;

3. To consider and ratify the selection by the Board of Directors of Price Waterhouse LLP as certified public accountants for the Corporation for the fiscal year ending December 31, 1997;
and

4. To transact any other business that may properly come before the Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on April 17, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. A list of shareholders entitled to vote at the meeting will be available for examination for any purpose germane to the meeting in the Office of the Secretary of the Corporation for a period of at least ten days prior to the meeting.

By order of the Board of Directors



Mark C. Neilson
Secretary/Treasurer
April 21, 1997

SHAREHOLDERS  WHO DO NOT EXPECT TO BE PRESENT AT THE  MEETING  IN
PERSON  ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED
PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE  IF
MAILED IN THE UNITED STATES.

                    SHELTER COMPONENTS CORPORATION
                        2831 Dexter Drive
                     Elkhart, Indiana  46514
                         PROXY STATEMENT
                               For
                 ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held May 22, 1997

This Proxy Statement is being mailed on or about April 21, 1997 to shareholders of Shelter Components Corporation (the "Corporation") in connection with the Board of Directors' solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") to be held at The Varsity Clubs of America Hotel, 3800 North Main Street, Mishawaka, Indiana on Thursday, May 22, 1997 at 9:00 a.m. local time, and at such other time and place to which the Meeting may be adjourned.

All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as director of the Corporation for the term described therein; (ii) FOR the proposal to amend the Corporation's Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 10,000,000 to 25,000,000; (iii) FOR the ratification of the selection of Price Waterhouse LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1997; and (iv) at the discretion of the Proxyholders with regard to any other matters that may properly come before the Meeting and any adjournments thereof.

Any shareholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Corporation, by execution and delivery of a later Proxy or by voting the shares in person at the Meeting. If not revoked, all shares represented by properly executed Proxies will be voted as specified therein or as noted above, as applicable.

The Annual Report to Shareholders for the year ended December 31,
1996 accompanies this Proxy Statement.

                    EXPENSES OF SOLICITATION

The Corporation will bear the cost of preparing and mailing this statement with the accompanying proxy and other material. In addition to the use of the mails, officers and employees of the Corporation and its subsidiaries may solicit proxies personally or by fax, telegram or telephone. Banks, brokerage houses, and other institutions, nominees or fiduciaries may be requested to forward the soliciting material to their principals to obtain authorizations for the execution of proxies. The Corporation will, upon request, reimburse banks, brokerage houses, and other institutions, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.


                RECORD DATE AND VOTING SECURITIES

The record date for determining the shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof is the close of business on April 17, 1997 (the "Record Date"), at which time approximately 7,680,000 shares of Common Stock were issued and outstanding. Common Stock is the only class of outstanding voting securities of the Corporation.

                        QUORUM AND VOTING

The presence at the Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Meeting is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in such holder's name.

Approval of Proposal No. 1 requires the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Votes may be cast in favor or withheld with respect to the proposal. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for the proposal and therefore, will not otherwise affect the outcome of the vote on the proposal.

Approval of Proposal No. 2 requires that the votes cast in favor exceed the votes cast against the proposal. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for the proposal and therefore, will not otherwise affect the outcome of the vote on the proposal.

Approval of Proposal No. 3 requires that the votes cast in favor exceed the votes cast against the proposal. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for the proposal and therefore, will not otherwise affect the outcome of the vote on the proposal.

The Board of Directors knows of no other matter which may come up for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

                         PROPOSAL NO. 1
                      ELECTION OF DIRECTORS

The Corporation's by-laws divide the Board of Directors into three classes, as nearly equal in number as possible, each of whom serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Mr. Richard E. Summers, a Class A director, died in 1996. The terms of the two other Class A directors will expire at this Annual Meeting. In order to more closely equalize the number of directors in each class, one director, Mr. Renbarger, has resigned as a Class B director and has been nominated to serve as a Class A director.

The three individuals named below have been nominated for election for three-year terms expiring at the Annual Meeting in 2000, or until their successors are elected and qualified. The other seven directors will continue in office for the remainder of their terms as indicated.

If the enclosed form of proxy is returned duly executed, it is intended that the shares represented thereby will be voted for the nominees hereinafter named unless authority to vote for a particular nominee or all nominees is withheld. Should any such nominee become unavailable for election, which is not anticipated, the persons authorized to vote the enclosed form of proxy may vote the shares for a substitute nominee as may be selected by the Board. The statements hereinafter contained in regard to principal occupation or employment, other directorships and beneficial ownership of stock of the Corporation are based on information furnished to the Corporation by the nominees and the directors.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                      NOMINEES LISTED BELOW
     CLASS "A" DIRECTOR NOMINEES - FOR TERM EXPIRING IN 2000 ARTHUR M. BORDEN, age 76, has been a director since 1985. He is of counsel to the law firm of Rosenman & Colin and also a director of Scientific Industries, Inc., a manufacturer of laboratory testing instruments and equipment.

WILLIAM B. RIBLET, age 58, is Vice President of Sales and Director of Lippert Components, Inc., a private company supplying steel components to the manufactured housing, office unit, and recreational vehicle industries. He was an Executive Vice President and Vice Chairman of the Board of Directors of Thunander Corporation, a predecessor corporation, from March 1986 until May 1990.

LARRY D. RENBARGER, age 58, has been a director since 1979. He became Chief Executive Officer of Shelter Components, Inc. in 1979. Mr. Renbarger had served as the President of Shelter Components of Indiana, Inc., a major subsidiary of the Corporation from August 1987 through May 1992. Mr. Renbarger was President of the Corporation from May 1992 until December 1996 and has been Chief Executive Officer since May 1992.

                         OTHER DIRECTORS

CLASS "B" DIRECTORS - TERM EXPIRING IN 1998

WILLIAM N. HARPER, age 52, is retired. Prior to June 30, 1996, Mr. Harper was Senior Vice President and Chief Financial Officer of National Steel Corporation, an integrated steel company, since October 1995. Previously, Mr. Harper was employed as Vice President and Controller of Clark Equipment Company, a manufacturer, for 10 years. Mr. Harper has been Chairman of the Board since May 1995 and a Director since May 1990.

RONALD D. MINZEY, age 66, has served as a director from 1983 until 1986 and since May 1990. For over ten years, he has been a private investor investing in companies primarily in the Northern Indiana area. Prior to that Mr. Minzey was President of Kinder Manufacturing, a furniture supplier to the Manufactured Housing and Recreational Vehicle industries. He is also a director of Barger Packaging Corporation and Director Emeritus of KeyBank National Association, a national bank.

MARK C. NEILSON, age 38, has served as a director since May 1992. He has served as Chief Financial Officer of the Corporation since 1986 and as Secretary of the Corporation since 1990. Mr. Neilson Prior to 1986, Mr. Neilson was employed as a CPA with McGladrey & Pullen since 1980.

CLASS "C" DIRECTORS - TERM EXPIRING IN 1999

WILLIAM J. BARRETT, age 57, has been a director since 1981. He has been a Senior Vice President of Janney Montgomery Scott Inc., investment bankers, since January 1978. Mr. Barrett had been Chairman of the Board from August 1987 to May 1995. Mr. Barrett is also a director of Supreme Industries, Inc., a specialized truck body and shuttle bus manufacturer, Fredericks of Hollywood, Inc., an apparel marketing company, TGC Industries, Inc., a geophysical services company, The Western Systems Corp., a company seeking to redeploy its assets through investments and business combinations, and Chase Packaging Corp., a specialty packaging supplier primarily to the agricultural market.

HERBERT M. GARDNER, age 57, has been a director since 1981. He has been a Senior Vice President of Janney Montgomery Scott Inc., investment bankers, since January 1978. Mr. Gardner is also Chairman of the Board of Supreme Industries, Inc., a specialized truck body and shuttle bus manufacturer, and a director of The Western System Corp., a company seeking to redeploy its assets through investments and business combinations, Nu Horizons Electronics Corp., an electronic components distributor, TGC
Industries, Inc. a geophysical services company, Hirsch International Corp., a distributor of computerized embroidery machines and application software, and Chase Packaging Corp., a specialty packaging supplier primarily to the agricultural market.

CORNELIUS J. MURPHY, age 59, is retired. He has been a director since January 1979. Mr. Murphy is the former President of Danube
Carpet Mills, Inc., a major subsidiary of the Corporation and former Vice Chairman of the Board of the Corporation.

GERALD R. STULTS, age 48, has been a director since May 1996. He has served as the Chief Operating Officer of the Corporation since August 1995. He also served as Executive Vice President since August 1995 until December 1996, at which time he became President of the Corporation. Mr. Stults was the President and owner of BABSCO, Inc. from January 1981 until January 1995 when the Corporation acquired BABSCO, Inc. from him. Mr. Stults is also the President and owner of Galleries, Ltd., a retail lighting company; a director of Zorn Industries, Inc., a manufacturer of storage tanks; and a director and part owner of CopperCon Wire and Cable, LLP, a manufacturer of wire products.

        MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors. The Board generally meets on a quarterly basis to review significant developments affecting the Corporation and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings. The Board of Directors held six meetings during 1996. During 1996, all members of the Board of Directors participated in at least 75% of all Board and applicable committee meetings.

The  Board  of Directors has two standing committees:  the  Audit
Committee and the Compensation Committee. The functions of these committees, their current members, the number of meetings held during 1996 are described below.

The Audit Committee was established to review the professional services and independence of the Corporation's independent accountants and to review the Corporation's financial statements, procedures and internal controls. The Audit Committee is comprised of Directors Gardner (Chairman), Harper and Minzey. The Audit Committee met four times during 1996.

The Compensation Committee has the responsibility of fixing annual salaries and bonuses for the officers of the Corporation and administering the Corporation's Key Employee Stock Incentive Plan. The Compensation Committee is comprised of Directors Barrett and Murphy. The Compensation Committee met three times during 1996.

                      DIRECTOR COMPENSATION

Directors who are also employees of the Corporation or its subsidiaries receive no compensation in their capacities as directors. Nonemployee directors receive an annual retainer of $6,000 plus a fee of $1,500 for each Board meeting attended, $500 for each telephonic Board meeting in which the director participates, $250 for each committee meeting attended and $100 for each telephonic committee meeting in which the director participates. The Chairmen of the Board and of the Board's Committees receive $1,800 and $300, respectively, for each meeting attended and $600 and $125, respectively, for each telephonic meeting in which the Chairman participates. All directors are reimbursed for expenses connected with attendance at Board or committee meetings. Commencing in 1996, each nonemployee director received annual automatic grants of stock options to purchase 2,500 shares of Common Stock based on market prices at or around the date of grant.

                             PAGE 4
<PAGE 4>

         PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following tables set forth, as of February 28, 1997, information concerning the only parties known to the Corporation having beneficial ownership of more than 5% of its outstanding Common Stock and information with respect to the stock ownership of all directors and executive officers of the Corporation as a group.

  Certain Beneficial Owners
                                      Amount and          Percent
  Name  and Address of Beneficial      Nature of            of
  Owner                               Beneficial           Class
                                       Ownership

  FMR Corp.(Fidelity Investments)       762,725             9.9%
    82 Devonshire Street
    Boston, MA 02109

  Wellington Management Company
    75 State Street                     580,124             7.6%
    Boston, MA 02109

  Larry D. Renbarger
    2831 Dexter Drive                  434,000 (1)          5.6%
    Elkhart, Indiana 46514

  Gerald R. Stults
    2831 Dexter Drive                  430,198 (2)          5.5%
    Elkhart, Indiana 46514


  Beneficial Ownership of Directors and Officers

                                    Amount and              Percent
  Name                              Nature of                 of
                                    Beneficial              Class
                                    Ownership
  Larry D. Renbarger
                                    434,000 (1)              5.6%
  Gerald R. Stults
                                    430,198 (2)              5.5
  Cornelius J. Murphy
                                    167,495 (3) (7)          2.2
  William J. Barrett
                                    131,783 (4) (7)          1.7
  Herbert M. Gardner
                                    106,210 (5) (7)          1.4
  Mark C. Neilson
                                    49,906 (6)                 *
  Arthur M. Borden
                                    20,086 (7)                 *
  William N. Harper
                                    8,983 (7)                  *
  William B. Riblet
                                    7,312 (7)                  *
  Ronald D. Minzey
                                    6,593 (7)                  *
  All officers and directors as a
  group (12 persons)                1,375,066               17.6%

(* Less than 1% of class of stock owned.)

(1) Includes option to purchase 15,625 shares, not yet exercised and 62,500 shares owned by Mrs. Renbarger, to which Mr. Renbarger disclaims any beneficial ownership.
(2) Includes option to purchase 15,625 shares, not yet exercised.
(3) Includes 64,925 shares owned by Mrs. Murphy, to which Mr. Murphy disclaims any beneficial ownership.
(4) Includes 1,406 shares owned by Mrs. Barrett, to which Mr. Barrett disclaims any beneficial ownership.
(5) Includes 7,616 shares owned by Mrs. Gardner, to which Mr. Gardner disclaims any beneficial ownership.
(6) Includes option to purchase 25,000 shares, not yet exercised
(7) Includes option to purchase 5,000 shares, not yet exercised.

                     EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table shows compensation paid by the Corporation for services rendered during fiscal years 1996, 1995 and 1994 for the person who was Chief Executive Officer at the end of the last fiscal year and the other most highly compensated executive officers of the Corporation whose salary and bonus exceeded $100,000 in 1996.

                                                                 Long Term
                                                                Compensation
                           Annual Compensation                     Awards
                                                     All Other
Name and                        Salary    Bonus     Compensation   Options
Principal              Year    ($) (1)   ($) (2)      (#) (3)        (#)
Position

Larry D.Renbarger (4)  1996   $220,000   $ 99,000     $8,232           0
   CEO                 1995    161,000    165,000      8,239      15,625
                       1994    161,000    165,000      8,210           0

Gerald R. Stults (4)   1996   $150,000   $ 67,500     $1,032           0
  President and COO    1995    120,000     41,000        743      15,625

Mark C. Neilson        1996   $110,000   $ 49,500     $7,032           0
   CFO, Secretary      1995     77,000     77,000      7,039      25,000
   and Treasurer       1994     77,000     77,000      6,950           0
                         77,000

(1) Compensation deferred at the election of the Executive, pursuant to the Corporation's 401(k) plan, is included in the year earned.
(2) Cash bonuses for services rendered in fiscal year 1996, 1995 and 1994 have been listed in the year earned, but in some cases were paid in the subsequent year. Bonuses were calculated based on the consolidated operations of the Corporation.
(3) Comprised of automobile allowance and the Corporation's contribution to the Executive's 401(k) account.
(4) Mr. Stults succeeded Mr. Renbarger as President in December
    1996.


Stock Option Exercises and Values Table
The following table shows information with respect to options for the  Corporation's Common Stock either exercised during  1996  or
having   value  outstanding  at  December  31,  1996  under   the
Corporation's Key Employees Stock Incentive Plan.


   Aggregated Option Exercises in Fiscal 1996 and Year End Option Values

                                         Number of              Value of
                                      Securities Under-      Unexercised
                     Options          lying Unexercised      In-the-Money
                    Exercised           Options at            Options at
                     in 1996         December 31, 1996      December 31, 1996(*)
                -----------------   ---------------------  -----------------
                  Shares
                 Acquired
                   on        Value     Exer-      Unexer-     Exer-    Unexer-
                 Exercise   Realized   cisable    cisable     cisable   cisable
Larry D. Renbarger   ---      ---      3,906      11,719      11,913    34,743
Gerald R. Stults     ---      ---      3,906      11,719      11,913    34,743
Mark C. Neilson      ---      ---      6,250      18,75 0     19,063    57,188

* Amounts reflecting value on outstanding options are based on the December 31, 1996, closing stock price, which was $12 1/4.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is comprised of Messrs. Barrett and Murphy and has overall responsibility to review and approve broad-based compensation plans of the Corporation as well as to recommend specific salary levels for corporate officers including the Chief Executive Officer, the President and Chief Operating Officer, the Secretary/Treasurer, and any corporate vice-presidents. The Compensation Committee is also charged with the responsibility of approving specific compensation plans for the heads of subsidiaries or divisions.

The Corporation's compensation programs are designed to attract, retain, and motivate the finest talent possible and the
Compensation Committee and management of the Corporation are committed to the principle that compensation should be commensurate with the performance of the Corporation. As a result, a large part of executive compensation can be in the form of bonuses based on criteria established by the Compensation Committee and which, for the most part, relate to a combination of benchmarks such as return on equity, overall earnings, and the responsibility of particular executives for specified operations.

In  1993, Congress enacted the Omnibus Reconciliation Act of 1993
(OBRA)   which,   among   other   things,   establishes   certain
requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Committee will attempt to conform executive compensation programs and payments to OBRA's deductibility requirements.

Salaries
The executive salaries are reviewed annually. In setting executive salaries, the Compensation Committee considered various national surveys of companies of comparable size and the salary levels of executives with similar responsibilities at comparable companies as well as the average level of compensation compiled from the national surveys. Executive salaries were accordingly increased significantly in 1996. The committee fixed the salaries for the CEO, the President and other executive officers at levels in the lower range of such companies and then devised a "bonus plan" which would allow those persons to earn significant bonuses based on the required performance under the plan.

Annual Incentive
The bonus plan for executive officers gives them the opportunity to earn significant additional compensation based on the performance of the Corporation. At the beginning of the year, the Compensation Committee establishes certain performance benchmarks which the committee feels should be attained before bonuses are paid and after the attainment of those benchmarks, bonuses are paid based on various levels of profitability of the Corporation. In 1996, the bonus criteria and the benchmarks for earning bonuses for the executive officers were based on the return on assets of the Corporation in excess of a pre-determined target level. In 1997, the Compensation Committee adopted the EVA Incentive Plan. The new plan provides for awards based on improvements in Economic Value Added (EVA) measurements. EVA is a measure of adjusted net operating income after tax, less a cost of capital charge. The bonus earned is credited to the "bonus bank," and the bonus paid to the participant is equal to the amount of the bonus bank balance, up to the amount of the participant's target bonus, plus one third of the bonus bank balance in excess of the target bonus. There is no bonus cap for superior levels of EVA improvement. The Compensation Committee believes that excess EVA improvement provides the best operating performance measure of shareholder returns in excess of expectations.

Stock Options
In addition to the foregoing, current medium and long-term incentive plans, namely, incentive stock options, are based on the value of the Corporation's common stock which along with EVA-based bonuses more closely align the interest of the executives with the long-term interest of the shareholders. During 1996, no executive officers of the Corporation were granted options.

Senior Management Compensation
In the early part of each year, the Compensation Committee reviews with the Chief Executive Officer an annual salary plan for the Corporation and its subsidiaries' and divisions' senior executives. This salary plan is based on industry, peer group and performance judgments as to the past and expected future contributions of the individual senior executives. The Chief Executive Officer makes recommendations to the Compensation Committee which then approves or revises such salary plans.


Interlocks and Insider Participation In Compensation Decisions Mr. Murphy, who is a member of the Corporation's Compensation Committee, had been President and a director of Shelter Components, Inc. since January 1979. Mr. Murphy is the former President of Danube Carpet Mills, Inc., a major subsidiary of the Corporation and former Vice Chairman of the Board of the Corporation.

     The Compensation Committee of the Board of Directors of
                 Shelter Components Corporation:

                       William J. Barrett
                       Cornelius J. Murphy

           SHARE OWNER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the yearly change in the cumulative total share owner return on the Corporation's common stock against the S&P Homebuilding Index, which is an industry or line-of-business index and is considered to include certain peers of the Corporation, and the total return of the S&P Composite 500 Stock Index.

                 SHELTER COMPONENTS CORPORATION
          Comparison of 5-Year Cumulative Total Return
 Shelter Components Corporation, S&P Homebuilding Index and S&P
                           500 Index**


                                  1991    1992   1993   1994    1995    1996

Shelter Components Corporation    $100    $481   $564   $557    $805    $756
S & P 500                          100     108    118    120     165     203
S & P Homebuilding                 100     123    162     94     134     122

Assumes $100 invested on December 31, 1991 in Shelter Components Corporation Stock, S&P Homebuilding Index and S&P 500 Index, inlcuding reinvestment of dividends.

** Fiscal year ending December 31.

                         PROPOSAL NO. 2
             AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors unanimously approved an amendment to the Corporation's Articles of Incorporation, subject to approval by the shareholders, to increase the number of common shares that the Corporation is authorized to issue, from 10,000,000 common shares to 25,000,000 common shares.

The Articles of Incorporation currently authorize 10,000,000 common shares, par value $0.01 and 1,000,000 special shares, par value $0.01, of which 7,680,000 common shares and no special shares were issued and outstanding as of April 17, 1997. In addition, as of December 31, 1996 there were outstanding options to purchase 348,765 common shares.

The Board of Directors has the authority to issue common shares, up to the maximum number authorized in the Articles of Incorporation, in the Board of Directors' discretion, for such consideration as the Board of Directors deems appropriate. The purpose and effect of the proposed amendment is to permit the maximum number of common shares to be 25,000,000 rather than 10,000,000. The proposed amendment would provide the Board of Directors with the flexibility for potential acquisitions, financing, raising capital, stock splits, dividends and other corporate purposes.

There is no present plan to issue in the future additional shares beyond the 10,000,000 common shares currently authorized. Should additional shares be issued, the effect on the existing shareholders may be to dilute their current percentage interest in the Corporation. Shareholders of the Corporation do not have preemptive rights to acquire any additional shares that may be issued by the Corporation.

The text of the proposed amendment to Article V Section 5.1 of the Articles of Incorporation is as follows:

     The total number of shares which the Corporation has authority to issue shall be Twenty-Six Million (26,000,000) shares, consisting of Twenty-Five Million (25,000,000) common shares (the "Common Shares") and One Million (1,000,000) special shares (the "Special Shares"). The Corporation's shares shall have a par value of $.01 per share.

Approval of the amendment to the Articles of Incorporation requires that the votes cast in favor exceed the votes cast against the amendment. If approved by the shareholders, such amendments will be effective upon the filing of the amended Articles of Incorporation with the Indiana Secretary of State. Unless otherwise instructed or restricted, it is the intent of the persons named in the Proxy to vote all Proxies "FOR" the adoption of this proposal.

THE  BOARD  OF  DIRECTORS RECOMMENDS A VOTE  "FOR"  THE  PROPOSED
AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION.

           TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

The Corporation leases office and warehouse facilities from ELJO Investments, a partnership of which Directors Minzey, Murphy and Renbarger are partners. The Corporation also leases office and warehouse facilities from Stults Realty, Inc. of which Director Stults is the sole owner. Such leases are described in the Notes to Consolidated Financial Statements which are a part of the 1996 Annual Report to Shareholders which accompanies this Proxy. None of such leases provided for annual payments during 1996 in excess of $60,000. During 1996, the Corporation exercised its option to purchase certain real estate totalling $3.6 million from ELJO Investments. The Corporation also purchased a facility from Stults Realty, Inc. pursuant to a provision in the January 1995 agreement to purchase the assets of BABSCO, Inc. The purchase price was approximately $600,000.

The Corporation believes that the terms of the foregoing leases and purchases are at least as favorable to the Corporation as those which could have been obtained from unrelated parties.

The Corporation also made purchases during 1996 of electrical products for resale totalling approximately $3 million from CopperCon Wire and Cable, LLP, a manufacturer of electrical wire products of which Mr. Stults is a 16% owner. These purchases are believed to have been at a price and terms equal to or better than general market prices and terms for similar products.

             EMPLOYEES' SAVINGS AND INVESTMENT PLAN

The Corporation has a contributory defined contribution plan. The plan covers substantially all employees and the Corporation contributes to the plan on a discretionary basis. Expenses under the plan aggregated $271,000, including administrative expenses of the plan, for the year ended December 31, 1996.

                         PROPOSAL NO. 3
                     INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Audit Committee and subject to ratification by the shareholders at the Meeting, the Board of Directors has selected Price Waterhouse LLP to audit the consolidated financial statements of the Corporation for 1997. Price Waterhouse LLP has served the Corporation in this capacity since October 1995. Representatives of Price Waterhouse LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

In October 1995, the Audit Committee of the Corporation's Board of Directors replaced its previous auditors, Coopers & Lybrand L.L.P., by engaging Price Waterhouse LLP as its independent accountants. There were no disagreements between the Corporation and Coopers & Lybrand L.L.P. during the 1993 and 1994 audit engagements nor during 1995 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused them to make reference thereto in their reports.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
OF THE SELECTION OF PRICE WATERHOUSE LLP AS CERTIFIED PUBLIC
ACCOUNTANTS FOR THE CORPORATION FOR 1997.

                    PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 1998 Annual Meeting of shareholders must be received by the Secretary of the Corporation no later than December 16, 1997 for consideration for inclusion in the proxy statement and form of proxy for that meeting.

                     SECTION 16 REQUIREMENTS

Section 16(a) of the Exchange Act requires the Corporation's directors and officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes of ownership with the Commission. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Corporation believes that during 1996 all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with.

                         OTHER BUSINESS

The Corporation is not aware of any other matters which may be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form provides for discretionary voting authority upon the persons voting such proxy.

                      FINANCIAL INFORMATION

A copy of the Corporation's Annual Report on Form 10-K will be provided without charge to shareholders upon written request to:

                       Investor Relations
                 Shelter Components Corporation
                        2831 Dexter Drive
                     Elkhart, Indiana  46514


                               By Order of the Board of Directors




                                                  Mark C. Neilson
                                              Secretary/Treasurer

                                                   April 21, 1997

[PROXY CARD]
P
R
O
X
Y
                          SHELTER COMPONENTS CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 22, 1997
           THIS PROXY IS SUBMITTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerald R. Stults or Mark C. Neilson, or either of them, as proxies, with full power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock held of record by the undersigned at the Annual Meeting of Shareholders of Shelter Components Corporation to be held on May 22, 1997 at 9:00 a.m. Local Time, at The Varsity Club Hotel, 3800 N. Main Street, Mishawaka, Indiana or any adjournment thereof.

To elect a class of three Class A directors to      (change of address)
serve for a term of three years, Nominees:         ________________________
                                                   ________________________
Arthur M. Borden, William B. Riblet and            ________________________
Larry D. Renbarger                                 ________________________

                                                   (If you have written in
                                                    the above space, please
                                                    mark the corresponding
                                                    box on the reverse side
                                                    of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card. This Proxy grants authority to vote for the above nominees unless such authority is withheld.

                                                    SEE REVERSE
                                                       SIDE

                    DETACH CARD

[X]  Please mark your
     votes as in this
     example.              SHARES IN YOUR NAME       REINVESTMENT SHARES

1.  Election of             FOR   WITHHELD       Nominees: Arthur M. Borden
    Directors               [ ]      [ ]                   William B. Riblet
    (see reverse)                                          Larry D. Renbarger

For, except vote withheld from the following nominee(s):

  ___________________________________________________

                                         FOR       AGAINST     ABSTAIN
2.  To approve an amendment to           [ ]         [ ]         [ ]
    the Corporation's Articles of
    Incorporation as set forth in
    the proxy statement;

3.  To ratify the selection of Price     [ ]         [ ]         [ ]
    Waterhouse LLP as certified public
    accountants for the Corporation for
    the fiscal year ending December 31,
    1997;

4. To transact any other business that may properly come before the Meeting and adjournments thereof.

                                             Change of Address   [ ]

                                             Attend Meeting      [ ]

SIGNATURE(S) _________________________    DATE ___________________

SIGNATURE(S) _________________________    DATE ___________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.

                              DETACH CARD